United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 31, 2023

Date of Report (Date of earliest event reported)

GUSHEN, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-55666	47-3413138
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Room 513, 5th Floor, No. 5 Haiying Road Fengtai District, Beijing, China	100070
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +86-139-4977-8662

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

Gushen, Inc. (the “Company”) previously filed a Current Report on Form 8-K (the “Initial Form 8-K”) on March 31, 2023 to report that, on March 31, 2023, the Board of Directors of the Company approved the issuance under the Company’s Equity Incentive Plan (the “EIP”) of an aggregate of 12,618,523 restricted shares of common stock (the “Awards”) to certain employees (the “Participants”) of Edeschler Limited, the Company’s Hong Kong subsidiary, pursuant to certain stock award agreement (collectively the “Award Agreements”, each an “Award Agreement”) with each of the Participants. A list of the Participants was provided in the Initial Form 8-K. A form of the Award Agreements was attached as Exhibit 10.1 to the Initial Form 8-K. The issuance of shares of the Restricted Stock was intended to be made pursuant to the exemption from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.

On the same day, the Company and each of the Participants agreed to amend the Award Agreement to clarify certain stock issuance procedures (as amended, the “Amended Award Agreement”). Pursuant to the Amended Award Agreement, the Awards shall be issued on March 31, 2023, bearing a legend that such Awards shall be vested on June 30, 2023, and the Participants shall have all of the rights of a holder of shares of common stock of the Company, subject to the restrictions provided under the Amended Award Agreement and the EIP. A form of the Amended Award Agreement is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Form of Amended and Restated Restricted Stock Award Agreement dated March 31, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gushen, Inc.

Date: May 8, 2023	By:	/s/ Yulong Yi
	Name:	Yulong Yi
	Title:	President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary, and Chairman

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